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                                                                   EXHIBIT 23h17



                        TRANSFER AND ASSUMPTION AGREEMENT
                             (OMNIBUS FEE AGREEMENT)


         AGREEMENT, made this 30th day of March, 2001, by and between Old Kent Securities Corporation ("OKSC"), a Michigan corporation and a wholly owned subsidiary of Old Kent Financial Corporation, and Fifth Third Bank ("Fifth Third"), a wholly owned subsidiary of Fifth Third Bancorp.

         WHEREAS, OKSC has entered into an Administration Agreement, a Fund Accounting Agreement and a Transfer Agency Agreement, each dated December 1, 1999, with Kent Funds, a registered open-end management investment company organized as a Massachusetts business trust (the "Trust"), concerning the provision of administration, fund accounting and transfer agency services (collectively, the "Services");

         WHEREAS, OKSC and BISYS Fund Services Ohio, Inc. ("BISYS") have entered into a Sub-Administration Agreement, a Sub-Fund Accounting Agreement and a Sub-Transfer Agency Agreement, each dated December 1, 1999 (collectively, the "Subcontracts"), pursuant to which BISYS has been retained to provide a portion of the Services;

         WHEREAS, OKSC and BISYS have entered into a Omnibus Fee Agreement dated December 1, 1999 ("Omnibus Fee Agreement"), which sets forth the compensation payable to BISYS by OKSC under the Subcontracts;

         WHEREAS, on or about April 2, 2001 ("Merger Date"), Old Kent Financial Corporation and Fifth Third Bancorp will merge and as a result of such merger it is expected that OKSC will cease to exist;

         WHEREAS, OKSC wishes to assign, transfer and convey to Fifth Third, and Fifth Third wishes to assume, the Omnibus Fee Agreement and all of OKSC's respective interests, rights, responsibilities and obligations under the Omnibus Fee Agreement;

         WHEREAS, the Board of Trustees of the Trust has authorized such transfer by OKSC and assumption by Fifth Third; and

         WHEREAS, BISYS has consented and agreed to such transfer by OKSC and assumption by Fifth Third and BISYS has waived any and all provisions of the Omnibus Fee Agreement that provide for automatic termination in the event of an assignment, such consent, agreement and waiver being conclusively evidenced by BISYS' signature below; and

         WHEREAS, the Board of Trustees of the Trust has authorized such transfer by OKSC and assumption by Fifth Third.



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         NOW, THEREFORE, it is agreed as follows:

         1. Substitution of Party. Effective on the Merger Date, OKSC hereby assigns, transfers and conveys to Fifth Third, and Fifth Third hereby assumes, all of the interests, rights, responsibilities and obligations of OKSC under the Omnibus Fee Agreement, and thereafter Fifth Third shall be deemed a party in lieu of OKSC to such Omnibus Fee Agreement. Notwithstanding the foregoing, this Agreement shall not become effective unless and until the date of the merger between Fifth Third Bancorp and Old Kent Financial Corporation.

         2. Performance of Duties. Fifth Third hereby assumes and agrees to perform all of OKSC's duties and obligations under the Omnibus Fee Agreement and be subject to all of the terms and conditions of said Omnibus Fee Agreement as if they applied expressly to Fifth Third.

         3. All parties hereby agree that this Agreement shall be attached to and made a part of the Omnibus Fee Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first written above.


                                        OLD KENT SECURITIES CORPORATION

                                        By:      /s/ Mark S. Crouch
                                             ---------------------------------
                                                 Mark S. Crouch

                                        Its:     President
                                              --------------------------------

                                        FIFTH THIRD BANK

                                        By:      /s/ James D. Berghausen
                                             ---------------------------------


                                        Its:     SVP & CIO
                                              --------------------------------

Agreed and consented to by:

BISYS FUND SERVICES OHIO, INC.

By:    /s/
     ----------------------------


Its:
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